Exhibit 99.1

NEWS RELEASE

	Contacts:	Rob Capps, President & CEO MIND Technology, Inc. 281-353-4475

FOR IMMEDIATE RELEASE		Ken Dennard / Zach Vaughan Dennard Lascar Investor Relations 713-529-6600 MIND@dennardlascar.com

MIND Technology Reminds Preferred Stockholders of the Virtual Special Meeting

THE WOODLANDS, TX – May 29, 2024 – As previously announced, MIND Technology, Inc. (“MIND” or the “Company”) (Nasdaq: MIND; MINDP) will hold a virtual special meeting of holders of its 9% Series A Cumulative Preferred Stock (the “preferred stock”) on June 13, 2024 to approve an amendment to the Certificate of Designations, Preferences and Rights of the Preferred Stock. If approved, the proposed amendment provides that each share of preferred stock may be converted into 3.9 shares of common stock, $0.01 par value per share (the “common stock”) at the sole discretion of the Company’s Board of Directors at any time prior to July 31, 2024 (the “proposal”).

Preferred stockholders as of the record date of April 26, 2024 are entitled to vote at a virtual Special Meeting of Preferred Stockholders to be held June 13, 2024. The affirmative vote of two thirds (66 2/3%) of the outstanding shares of preferred stock is required for approval of the proposal. Holders of the Company’s common stock are not entitled to vote at this meeting.

Rob Capps, President and CEO of MIND, stated, “We are very pleased with the feedback we have received so far on the proposal and believe the proposal is in the best interests of all stakeholders in MIND as it provides financial flexibility and simplifies our capital structure. The amendment provides the best opportunity to change our capital structure to take advantage of our improving operations and create additional value for all stockholders. The continued accrual of preferred stock dividends creates an “overhang” which limits our ability to obtain growth capital and makes us less attractive to potential partners.

“I urge holders of our preferred stock to vote in favor of this proposal. Those who hold their shares in street name through a broker or other nominee are encouraged to contact their broker or financial advisor regarding how to vote their shares.”

A presentation regarding the proposal is available on the investor relations section of the Company’s website and can be accessed through the following link:

PowerPoint Presentation (mind-technology.com)

About MIND Technology

MIND Technology, Inc. provides technology to the oceanographic, hydrographic, defense, seismic and security industries. Headquartered in The Woodlands, Texas, MIND has a global presence with key operating locations in the United States, Singapore, Malaysia, and the United Kingdom. Its Seamap unit designs, manufactures, and sells specialized, high performance, marine exploration and survey equipment.

Forward-looking Statements

Certain statements and information in this press release may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. All statements contained in this press release other than statements of historical fact, including statements regarding our future results of operations and financial position, our business strategy and plans, our objectives for future operations, future orders and anticipated delivery of existing orders, and future payments of dividends are forward-looking statements.  The words “believe,” “expect,” “anticipate,” “plan,” “intend,” “should,” “would,” “could” or other similar expressions are intended to identify forward-looking statements, which are generally not historical in nature.  These forward-looking statements are based on our current expectations and beliefs concerning future developments and their potential effect on us.  While management believes that these forward-looking statements are reasonable as and when made, there can be no assurance that future developments affecting us will be those that we anticipate.  All comments concerning our expectations for future revenues and operating results are based on our forecasts of our existing operations and do not include the potential impact of any future acquisitions or dispositions.  Our forward-looking statements involve significant risks and uncertainties (some of which are beyond our control) and assumptions that could cause actual results to differ materially from our historical experience and our present expectations or projections. These risks and uncertainties include, without limitation, reductions in our customers’ capital budgets, our own capital budget, limitations on the availability of capital or higher costs of capital, volatility in commodity prices for oil and natural gas.

Readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date hereof.  We undertake no obligation to publicly update or revise any forward-looking statements after the date they are made, unless required by law, whether as a result of new information, future events or otherwise. All forward-looking statements included in this press release are expressly qualified in their entirety by the cautionary statements contained or referred to herein.

Important Additional Information and Where To Find It

MIND has filed with the Securities and Exchange Commission (“SEC”) a definitive revised proxy statement on Schedule 14A on May 8, 2024, with respect to its solicitation of proxies for the Virtual Special Meeting of Preferred Stockholders (including any and all adjournments, postponements, continuations, and reschedulings thereof, the “Special Meeting”). PREFERRED STOCKHOLDERS ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT AND ANY OTHER AMENDMENTS OR SUPPLEMENTS FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY BECAUSE THEY CONTAIN OR WILL CONTAIN IMPORTANT INFORMATION ABOUT MIND’S SOLICITATION. Investors and security holders may obtain copies of these documents and other documents filed with the SEC by MIND free of charge through the website maintained by the SEC at www.sec.gov. The Notice of Virtual Special Meeting of Preferred Stockholders and our Proxy Statement for the Special Meeting and Annual Report on Form 10-K for the fiscal year ended January 31, 2024 are available at

www.viewproxy.com/MINDTechnology/2024

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